Exhibit 31.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

PURSUANT TO

SECURITIES EXCHANGE ACT RULES 13A-14(A) AND 15D-14(A)

I, Leone Patterson, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of Adverum Biotechnologies, Inc. (formerly Avalanche Biotechnologies, Inc.);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 5, 2017

/s/ Leone Patterson
Leone Patterson
Chief Financial Officer (principal financial and accounting officer)